Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ANNOUNCES ACQUISITION OF NATIONAL

DIVERSIFIED SALES, A SUBSIDIARY OF NORMA GROUP SE

•	Adds Complementary New Offerings in Attractive Allied Products

•	Enhances Go-to-Market Capabilities in retail and distributor channels

•	Expands Addressable Market with Complementary Product Portfolio and Segments

•	Unlocks Significant Value Creation Potential with Over $25 Million in Expected Annual Cost Synergies

HILLIARD, Ohio – (September 23, 2025) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading provider of innovative water management solutions in the stormwater and onsite wastewater industries today announced that it has entered into a definitive stock purchase agreement under which ADS will acquire the water management business of Norma Group SE (DAX: NOEJ), known as National Diversified Sales (“NDS”), in an all-cash transaction valued at approximately $1.0 billion, or approximately $875 million when adjusted for the present value of the expected tax benefits.

This combination brings together complementary water management solutions to expand ADS’ offering in new segments. By adding NDS’ expertise in residential water management solutions, access boxes and irrigation to its product portfolio, ADS further enhances its capabilities as a comprehensive provider of full-scale water management solutions. Importantly, the transaction aligns with ADS’ core growth strategies and accelerates momentum within Allied Products by introducing new solutions to the product portfolio, broadening customer reach, and enhancing distribution capabilities.

NDS brings a strong financial foundation to the combination, having generated $313 million in revenue over the trailing twelve months ended June 2025, with approximately 90% of sales in the U.S. The acquisition is expected to be accretive to adjusted EPS in the first year, supported by ADS’ proven integration capabilities and operational discipline. The transaction value, net of estimated tax benefits, represents a multiple of ~10x NDS Adjusted EBITDA from trailing twelve months ended June 2025, inclusive of expected run-rate cost synergies.

“ADS continues to evolve from a pipe manufacturing company to an enterprise providing a wide range of stormwater and onsite wastewater solutions, with leading manufacturing, logistics and design services,” said Scott Barbour, Chief Executive Officer and President of ADS. “The acquisition of NDS marks another important milestone in ADS’ journey as it accelerates our strategy to diversify and increase the mix of highly profitable Allied and Infiltrator products that enhance resiliency, supports profitable growth, and allows ADS to pursue water management projects across a broader set of applications. NDS is a leader across its product categories and is highly complementary to ADS’ solutions and go-to-market strategies.”

Mr. Barbour continued, “Our disciplined capital allocation framework and strong balance sheet provide us the flexibility to act when opportunities like this arise, while continuing to invest in our business and return capital to shareholders. Through our investment in NDS and applying ADS’ proven operating model and integration expertise, we expect to drive enhanced profitability and realize significant synergies as a combined entity. The combination of NDS’ well-regarded brand and product portfolio in residential stormwater and irrigation with ADS’ complementary capabilities, operating discipline, and customer reach, will enhance the solutions we deliver to our customers. With a proven track record of creating value through strategic acquisitions, we are confident this combination will increase our exposure to markets with powerful secular tailwinds, where the need to manage and protect water – our most precious resource – continues to grow, safeguarding both communities and the environment.”

Transaction Benefits

Adds Complementary New Offerings in Attractive Allied Products Segment

•	Highly complementary product solutions in water capture.

•	Supplementary distribution approaches, enhancing a broad set of solutions for residential, non-residential, turf and irrigation applications.

Enhances Go-to-Market Capabilities in both Retail and Distributor Channels

•	Improves relationships with retailers, turf and irrigation and waterworks distributors in existing customer segments.

•	Enhances multi-channel strategy with NDS’ established e-commerce platform and direct-to-consumer sales.

•	Adds complementary manufacturing and distribution footprint across North America, with significant capacity for growth.

Expands Addressable Market with Complementary Product Portfolio and Segments

•	Broadens total addressable market by entering the $1.5B landscape irrigation segment.

•	Increases exposure to the Residential Repair & Remodel segment, providing greater resiliency across economic cycles.

Unlocks Significant Value Creation Potential with Over $25 Million in Expected Annual Cost Synergies

•	Proven integration expertise will drive operational efficiency, margin improvement, and enhanced customer value.

•	Additional upside from revenue synergies through cross-selling products and expanded market opportunities.

•	Synergies expected to be fully realized within three years.

Transaction Details

The transaction will be funded by cash on hand and existing credit line capacity at ADS. The Boards of Directors of both companies have unanimously approved the transaction, which is subject to customary closing conditions, including the receipt of required regulatory approvals. The transaction is expected to close in the first quarter of 2026.

Advisors

Centerview Partners LLC and Jefferies LLC acted as financial advisors and Davis Polk & Wardwell LLP, Squire Patton Boggs (U.S.) LLP and Hengeler Mueller acted as legal advisors to the Company.

Conference Call

ADS will discuss the proposed acquisition during a webcast at 9:00 a.m. Eastern Time today, September 23, 2025.

Webcast: Interested investors and other parties can listen to a webcast of the live conference call by logging in through the Investor Relations section of the Company’s website at https://investors.ads-pipe.com/events-and-presentations. An online replay will be available on the same website following the call.

Teleconference: To participate in the live teleconference, participants may register at https://registrations.events/direct/Q4I4578625. After registering, participants will receive a confirmation through email, including dial in details and unique conference call codes for entry. Registration is open through the live call. To ensure participants are connected for the full call, please register at least 10 minutes before the start of the call.

About the Company

Advanced Drainage Systems is a leading manufacturer of innovative stormwater and onsite wastewater solutions that manage the world’s most precious resource: water. ADS and its subsidiary, Infiltrator Water Technologies, provide superior stormwater drainage and onsite wastewater products used in a wide variety of markets and applications including commercial, residential, infrastructure and agriculture, while delivering unparalleled customer service. ADS manages the industry’s largest company-owned fleet, an expansive sales team, and a vast manufacturing network of approximately 63 manufacturing plants and 38 distribution centers. The company is one of the largest plastic recycling companies in North America, ensuring over half a billion pounds of plastic is kept out of landfills every year. Founded in 1966, ADS’ water management solutions are designed to last for decades. To learn more, visit the Company’s website at www.adspipe.com.

Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: disruption or volatility in general business and economic conditions in the markets in which we operate; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets; uncertainties surrounding the integration and realization of anticipated benefits of acquisitions and the ability to do so within anticipated time frames, including our ability to successfully complete the acquisition of NDS and to integrate NDS into our business; risks that the acquisition of NDS may involve unexpected costs, liabilities or delays, risks that the cost savings and synergies from the acquisition of NDS may not be fully realized, the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; the risk associated with manufacturing processes; the effect of global climate change; our ability to protect against cybersecurity incidents and disruptions or failures of our IT systems; our ability to assess and monitor the effects of artificial intelligence, machine learning, and robotics on our business and operations; our ability to manage our supply purchasing and customer credit policies; our ability to control labor costs and to attract, train and retain highly qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to appropriately address any environmental concerns that may arise from our activities; the risks associated with our current levels of indebtedness, including borrowings under our existing credit agreement and outstanding indebtedness under our existing senior notes; and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The use of the term “segment” in this press release is used in a commercial context and is not intended to represent a reportable segment under ASC Topic 280. The presentation of NDS’ financial information under ASC Topic 280 has yet to be determined.

For more information, please contact:

Michael Higgins

VP, Corporate Strategy & Investor Relations

Michael.Higgins@adspipe.com